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                                                                   EXHIBIT 10.51


                                    SUBLEASE

                          BETWEEN NOVACARE OUTPATIENT

                       REHABILITATION DIVISION EAST, INC.

                       A DELAWARE CORPORATION, SUBLESSOR

                                      AND

                 BOOMERSHINE AUTOMOTIVE GROUP, INC., SUBLESSEE

1. PARTIES.

         This Sublease dated February 5, 1998 is made between NOVACARE OUTPATIENT REHABILITATION DIVISION EAST, INC. ("Sublessor") and BOOMERSHINE AUTOMOTIVE GROUP, INC. (Sublessee).

2. MASTER LEASE

         Sublessor is the lessee under a written lease dated October 18, 1993, wherein LAING MANAGEMENT COMPANY ("Lessor") leased to Sublessor the real property located in the city of Atlanta, County of Fulton, State of Georgia, described as 5901B Peachtree Dunwoody Road ("Master Premises"). Said lease is herein collectively referred to as the "Master Lease" and is attached hereto as Exhibit "A".

3. PREMISES.

         Sublessor hereby subleases to Sublessee on the terms and conditions set forth in this Sublease the following portion of the Master Premises ("Premises"): 4,708 rentable square feet of Suite 250 at 5901B Peachtree Dunwoody Road, Atlanta, Georgia 30328.


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4. WARRANTY BY SUBLESSOR.

         Sublessor warrants and represents to Sublessee that the Master Lease has not been amended or modified except as expressly set forth herein, that Sublessor is not now and, as of the commencement of the Term hereof, will not be in default or breach of any of the provisions of the Master Lease, and that Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease.

5. TERM.

         The term of this Sublease shall commence on March 1, 1998, and shall end on March 31, 1999, ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. Possession of the Premises ("Possession") shall be delivered to Sublessee on the Commencement Date or sooner by mutual agreement. If Sublessor permits Sublessee to take Possession prior to the Commencement Date, such early Possession shall not advance the Termination Date, but Sublessee shall be subject to the provisions of this Sublease as of such date, including without limitation the payment of rent.

6. RENT.

         6.1 Minimum Rent. Sublessee shall pay to Sublessor minimum rent, without deduction, set-off, notice or demand, at the following address: 1016 W. Ninth Avenue, King of Prussia, Pennsylvania 19406, or at such other place as Sublessor shall designate from time to time by notice in writing to Sublessee, the sum of Four Thousand Seven Hundred Eight Dollars ($4,708.00) per month, in advance on the first day of each month of the Term. Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Four Thousand Seven Hundred Eight Dollars ($4,708.00) as rent for March 1998. If the Term begins or ends on a day other than the first or



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last day of month, the rent for the partial month shall be prorated on a per diem basis based on a 360 day year.

         6.2 Late Payment. In the event that any payment required by Sublessee under the provisions hereof shall not be paid within three (3) days of the date when due, Sublessee shall, upon demand, pay a late charge to Sublessor in an amount computed at 10 percent per annum of each dollar overdue and such late charge shall be deemed "rent" for all purposes under this Sublease.

7. SECURITY DEPOSIT.

         Sublessee shall deposit with Sublessor, upon execution of this Sublease, the sum of Five Thousand Four Hundred Ninety-two Dollars and 67/100 ($5,492.67) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage (including attorney's fees) sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, within 10 days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease. Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within 30 days after the term has expired, or



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Sublessee has vacated the Premises, or any final adjustment pursuance to
Subsection 6.3 hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not therefore been applied by Sublessor, shall be returned to Sublessee, or to the last assignee if any, of Sublessee's interest hereunder.

8. USE OF PREMISES.

         Sublessee represents that the use of the Premises shall be the use as set forth in the Lease Summary. Sublessee shall not permit the Sublease Premises to be used for any other purpose without the prior written consent of both Sublessor and the Lessor, but in no event shall such use violate the terms of the Master Lease. Sublessee shall comply with all present and future laws, ordinances, regulations, and requirements of all federal, state, and other governmental authorities relating to the use of the Sublease Premises. Sublessee shall not permit the Sublease Premises to be used in any manner that would constitute a public or private nuisance or that would interfere with any other tenant's use of the Building or the project in which the Building is located. Sublessee shall observe and abide by all rules and regulations that are established by Lessor relating to the Sublease Premises or the use of any other part of the Building or projection on which the Building is located.

9. CONDITION OF PREMISES.

         (a) Sublessee agrees to accept the Sublease Premises in "as is" condition as of the commencement of the term of this Sublease. Sublessee acknowledges that Sublessor is not making any representations or warranties regarding the Sublease Premises, except as may be set forth in this Sublease. Sublessee shall surrender the Sublease Premises to Sublessor upon the expiration or



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termination of this Sublease, in as good condition as they are at the commencement of this Sublease, ordinary wear and tear excepted.

         (b) During the term of this Sublease, Sublessee shall not make or install any additions, renovations, alterations, improvements, or changes in or to the Sublease Premises, or any part thereof, without first obtaining the prior written consent of both Sublessor and the Lessor. If approved by Sublessor and Lessor, all work will be in accordance with all laws and regulations, including the Americans with Disabilities Act. The Sublessee shall be obligated to obtain all necessary permits at its expense. At the expiration of the sublease term, Sublessee shall remove, if requested by Sublessor or Lessor, any improvements or installations constructed by Sublessee.

10. REPAIRS AND MAINTENANCE.

         Throughout the term of this Sublease, Sublessee shall, at its sole cost and expense, keep and maintain the Sublease Premises in good condition, ordinary wear and tear excepted. Any damage or injury to the Sublease Premises that is caused by the negligent act or omission of Sublessee, or any of its employees, subcontractors, agents, servants or visitors, shall be promptly repaired by Sublessee at its sole cost and expense. In the event that Sublessee does not make any repairs which it is obligated to make under this Paragraph, Sublessor shall have the right to make such repairs and Sublessee shall pay to Sublessor all costs and expenses thereof as additional rent.

11. BUILDING SERVICES.

         To the extent that any utility, elevator or cleaning services are furnished to the Sublease Premises by Lessor, Sublessee shall be entitled to the use and benefit of such services; provided, however, that Sublessor shall not have any liability or responsibility to Sublessee for the quality of such services or for any interruptions, failure or disruption in the availability of such services



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unless such interruption, failure or disruption results from the negligent act or omission of Sublessor. Sublessee shall pay for all its utility expenses, such as telephone service, etc. (electricity is paid by landlord)

12. INDEMNIFICATION.

         Sublessee shall defend, indemnify, and hold harmless Sublessor, its agents and employees from and against all liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, including reasonable attorney's fees, which may be imposed upon or incurred by Sublessor or asserted by reason of any of the following which shall occur during the term of this Sublease or during any period of time prior to the Commencement Date when Sublessee may have been given access to or possession of all or any portion of the Sublease
Premises:

         (a) any work or act done in, on, or about the Sublease Premises or any part thereof at the direction of Sublessee, its agents, contractors, subcontractors, servants, employees, licensees, or invitees, unless such work or act is done or performed by Sublessor or its agents or employees;

         (b) any negligence or other wrongful act or omission on the part of Sublessee or any of its agents, contractors, subcontractors, servants, employees, sublessees, licensees, or invitees;

         (c) any accident, injury, or damage to any person or property occurring in, on, or about the Sublease Premises or any part thereof, unless caused by the gross negligence or willful misconduct of Sublessor, its employees, or agents; and

         (d) any failure on the part of Sublessee to perform or comply with any of the covenants, agreements, terms, provisions, conditions, or limitations contained in this Sublease on its part to be performed or complied with.




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13. ASSIGNMENT AND SUBLETTING.

         Sublessee shall not assign this Sublease, or any interest therein, or further sublease the Sublease Premises, or any part thereof, or permit any other person to use the Sublease Premises without first obtaining the prior written consent of both Sublessor and Lessor in accordance with the terms of the Master Lease. Any attempted assignment, pledge or hypothecation of this Sublease, or any other attempted subletting of the Sublease Premises without Sublessor's and Lessor's prior written consents shall be null and void and shall, at the option of Sublessor, be a default, and terminate this Sublease.

14. SUCCESSORS AND ASSIGNS.

         Subject to the restrictions on assignment and subletting by Sublessee, this Sublease shall be binding upon and shall inure to the benefit of the parties hereto, their successors, permitted assigns, and legal representatives.

15. ASSUMPTION OF MASTER LEASE PROVISIONS.

         All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Term to the extent that such obligations are applicable to the Premises except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with this Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of



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Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessee under this Sublease and/or the Master Lease, then the Sublessee shall be liable to the Sublessor for all damages suffered as a result of such termination or if it terminates as a result of a breach or default by Sublessor under the Master Lease, then Sublessor shall be liable to Sublessee for all damages suffered as a result of such termination. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or a breach hereunder.

16. DEFAULT.

         In the event that Sublessee shall fail to pay, when due, any rental or other payment required to be paid by Sublessee hereunder or shall fail to observe or perform any covenant, obligation or condition required to be performed or observed by Sublessee hereunder, including, but not limited to, committing any act which may constitute a default of the Lease, and any such failure shall continue uncured for a period of ten (10) days after written notice hereof to Sublessee or such other period as provided for in the Lease, all amounts owed under this Sublease, including unpaid rent, shall become immediately due and payable and Sublessor shall have the right to terminate this Sublease, to recover immediate possession of the Sublease Premises, and to remove all personal property of Sublessee from the Sublease Premises at Sublessee's cost and expense. In addition, in the event of any default by Sublessee hereunder, Sublessor shall be entitled to all remedies permitted by law, and those permitted the Lessor under the Master Lease, including reasonable attorney's fees, and to enforce all remedies available to Sublessor at law or in equity, or as set forth



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in the Master Lease, which remedies shall be cumulative, the exercise of one not to preclude later exercise of another. Sublessor shall not be responsible or liable for any failure to resublet the Sublease Premises or any part thereof.

17. SUBLESSEE'S INSURANCE.

         Throughout the term of this Sublease, Sublessee shall obtain and maintain through insurance carriers reasonably satisfactory to both Sublessor and Lessor and licensed to do business in the State in which the Sublease Premises are located, insurance against claims for personal injury (including death) and property damage, under a policy of general liability insurance, in such reasonable minimum amount as is approved by Sublessor from time to time sufficient to comply with Sublessor's obligations pursuant to the Master Lease. Sublessee's insurance policy shall name both Sublessor and Lessor as additional insureds thereunder and provide that such policy cannot be canceled without thirty (30) days' prior written notice given to both Sublessor and Lessor. Sublessee shall provide both Sublessor and Lessor with certificates of insurance or a receipt evidencing payment of premiums for such insurance. Sublessee will insurance its personal property and improvements.

18. SUBLESSEE'S OBLIGATIONS.

         18.01 Premises. Sublessee shall do nothing on the Premises that tends unreasonably to injure or depreciate the property, or that affects or endangers Sublessor's or Sublessee's insurance or that it illegal, unlawful, or prohibited by any law, ordinance, rule, regulation of any applicable public authority, or which is a nuisance, or disturbs the quiet enjoyment of other lessees. Sublessee shall not locate any hazardous or toxic materials on the Premises, except for nominal amounts used in the ordinary course of Sublessee's business.



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         18.02 Operation of Business. Sublessee shall conduct its business in the Sublease Premises continuously during such days and hours customarily observed by Sublessee.

19. NOTICES.

         All notices shall be in writing and shall be delivered in person or by certified mail at the following address:

Sublessor:

         NovaCare, Inc.                              NovaCare Outpatient
         1016 West Ninth Ave.                        Rehabilitation Division
         King of Prussia, PA 19406                   1016 West Ninth Avenue
         Attention: General Counsel                  King of Prussia, PA 19406
                                                     Attention: President

         NovaCare, Inc.                              Stephen F. Mackell,
         1016 West Ninth Ave.                        General Manager
         King of Prussia, PA 19406                   Business Development Serv.
         Attn: Accounts Payable Manager              625 Ridge Pike, Building E
                                                     Conshohocken, PA 19428

Sublessee:

         Boomershine Automotive Group, Inc.
         2150 Cobb Parkway
         Smyrna, GA 30080

20. BROKER PARTICIPATION.

         Sublessor and Sublessee warrant and represent that they have dealt with CB Commercial (representing Sublessor) and The Fulton Group (representing Sublessee) in connection with this Sublease. Sublessor agrees to pay The Fulton Group 36.1 percent of the first month's rental plus 4 percent of the remaining total base rentals ($1,699.59 plus $2,259.84 = $3,959.43). Sublessor agrees to pay CB Commercial an additional 50 percent of The Fulton Group's fee ($3,959.43/2 = $1,979.72).



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21. ATTORNEY'S FEES.

         If Sublessor or Sublessee shall commence an action against the other arising out of or in connection with this Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees, which shall be set by the Court.

22. CONSENT BY LESSOR.

         THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS THE FOLLOWING ITEMS ARE CONSENTED TO BY LESSOR WITHIN 10 DAYS AFTER EXECUTION HEREOF:

         (a) Landlord shall agree and approve the Sublessee as an approved Sublessee under the Master Lease, and shall execute the consent attached hereto and identified as Appendix A.

         (b) Landlord agrees and promises for the benefit of the Sublessee that in the event of a default or breach by the Sublessor of the Master Lease, that Lessor will provide written notice of said breach or default to the Sublessee and that Sublessee shall have 20 days from the date of the written notice to cure the Sublessor's default or breach.

23. SUBLESSOR ACCESS.

         Sublessor shall have the right at all reasonable times and after reasonable prior notice (or without notice, for emergencies) to enter the Sublease Premises for the purpose of examining the same, providing services or maintenance, or making repairs, or alterations as the Sublessor shall deem necessary. However, the foregoing shall not obligate Sublessor to make any repairs.

24. TERMINATION.

         Upon the termination of this Sublease for any cause whatsoever, Sublessee shall remove Sublessee's trade fixtures and all other personal property which can be removed without damage to



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the Demised Premises and shall likewise remove such other items as Sublessor shall designate for removal by Sublessee (such as improvements constructed by Sublessor during the term of this sublease), upon expiration of the term hereof (and in such case Sublessee shall be obligated to restore any damage caused thereby), and shall quit and deliver up the Sublease Premises to Sublessor peaceably and quietly in as good order and condition as at the inception of the term of this Sublease (or in such condition as same hereafter may be improved by Sublessee or Sublessor), reasonable wear and tear, damage by fire or other casualty, and repairs which are Sublessor's obligation excepted.

25. GENERAL PROVISIONS.

         (a) The waiver by Sublessor of breach of any covenant, obligation or condition set forth herein shall not be deemed to be a waiver of any subsequent breach of the same or of any other covenant, obligation or condition of this Sublease.

         (b) This Sublease shall be governed by and construed in accordance with the laws of the State in which the Sublease Premises are located.

         (c) This Sublease constitutes the entire agreement between the parties hereto and may not be modified except by a written instrument executed by the parties hereto.

         (d) If any provision of this Sublease is declared invalid or unenforceable, the remainder of the Sublease shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day, month, and year first above written.

Attest:                                   SUBLESSOR:
                                          NOVACARE OUTPATIENT
                                          REHABILITATION DIVISION EAST, INC.



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                                          By:
                                              ----------------------------------
                                          Title:
                                                 -------------------------------

Attest:                                   SUBLESSEE:



--------------------------------          --------------------------------------
                                          By:
                                              ----------------------------------
                                          Title: Secretary Treasurer
                                                 -------------------------------




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